UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 18, 2008

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with proposed Exit or Disposal Activities

On September 18, 2008, Seagate Technology (“the Company”) announced to its employees the proposed closure of its research facility in Pittsburgh, Pennsylvania, as part of the Company’s ongoing focus on cost-efficiencies in all areas of its business. The Company plans to cease operations at the Pittsburgh facility by the end of its fourth quarter of fiscal year 2009 and integrate certain activities into its other research and development facilities located within the United States. The Company currently estimates the restructuring, exit costs and other charges to be approximately $46 million to $56 million, of which approximately $24 million to $28 million are expected to be cash. These charges include severance charges of approximately $6 million, accelerated asset depreciation of $22 million to $28 million, facility lease costs after operations cease of $11 million to $15 million, and approximately $7 million of other exit costs. The Company currently expects to record severance charges of approximately $4 million related to this closure in its Statement of Operations for its first quarter of fiscal year 2009. The Company currently expects to record approximately $10 million to $12 million of charges relating to this closure in its Statement of Operations for its second quarter of fiscal year 2009, of which approximately $8 million to $10 million relating to accelerated asset depreciation will be charged to product development expense. The remaining charges are currently expected to be substantially incurred over the balance of fiscal year 2009. The Company aims to realize approximately $30 million in potential annual savings from the closure of the Pittsburgh facility.

The foregoing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on information available to the Company as of the date hereof. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements, some of which may be beyond the Company’s control. In particular, such risks and uncertainties include our ability to achieve projected cost savings in connection with our announced restructuring plans. The foregoing forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Consistent with past practice, the Company’s business outlook and guidance provided on July 15, 2008, did not include the impact of any acquisitions, stock repurchases or restructuring activities to be undertaken by the Company during its first quarter of fiscal year 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: September 19, 2008	By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Senior Vice President, General Counsel and Secretary